Exhibit 10.1

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (THIS “AMENDMENT NO. 1”), is executed as of January 22, 2009, by and among Sunstone Hotel Investors, Inc., a Maryland corporation (“Sunstone”), Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Operating Partnership”) and Arthur L. Buser, Jr. (the “Executive”).

WHEREAS, Sunstone, the Operating Partnership and the Executive are parties to an Employment Agreement (the “Employment Agreement”), effective as of the Effective Date (as defined in the Employment Agreement);

WHEREAS, the Employment Agreement provides that Executive is entitled to a bonus for 2008 performance (the “2008 Bonus”);

WHEREAS, Sunstone, the Operating Partnership and the Executive desire to amend the Employment Agreement to reflect Executive’s decision to forgo the 2008 Bonus;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Bonus. The last two sentences of Section 2(b)(ii) are deleted and replaced with the following:

“Notwithstanding anything herein to the contrary, for the period from the Effective Date through December 31, 2008, Executive will not be paid a bonus. For all other purposes under this Agreement, the “2008 Bonus” means zero dollars.”

2. Equity Award. The last sentence of Section 2(b)(iii)(A) is deleted and replaced with the following:

“Consistent with the foregoing, the terms and conditions of the Restricted Stock shall be set forth in a restricted stock agreement (the “Restricted Stock Agreement”) to be entered into by Sunstone and the Executive, which agreement provides that, subject to the Executive’s continued employment with the Company, such Restricted Stock shall vest 10%, 15%, 20%, 25% and 30% on the first, second, third, fourth and fifth anniversaries of (1) the Effective Date with respect to the July 2008 grant and (2) February 5, 2009, with respect to the grant made in connection with Executive’s appointment to CEO.”

3. Effect on Employment Agreement. The terms of the Employment Agreement not modified by this Amendment No. 1 will remain in force and are not affected by this Amendment No. 1.

4. Miscellaneous. This Amendment No. 1 will be governed and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. Capitalized terms used but not defined in this Amendment No. 1 are used with the meanings assigned in the Employment Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date and year first written above.

“Executive”

/s/ Arthur L. Buser Jr.
Arthur L. Buser Jr.

Sunstone Hotel Investors, Inc.

By:	/s/ Robert A. Alter
Name:	Robert A. Alter
Title:	Chairman

Sunstone Hotel Partnership, LLC

By:	/s/ Robert A. Alter
Name:	Robert A. Alter
Title:	Chairman